Exhibit 10.9
                        THIRD AMENDMENT TO LOAN DOCUMENTS


                  THIS THIRD AMENDMENT TO LOAN DOCUMENTS (the "Amendment") is made and entered into effective as of March 22, 2004, by and between [i] ALMOST FAMILY, INC., a Delaware corporation ("AFI"),[ii] each of the Subsidiaries of AFI that is a party to this Agreement (all of which are Borrowers for the purposes of the Loan Agreement and the other Loan Documents) and [iii] BANK ONE, NA, a national banking association with its main office in Chicago, Illinois that is successor by merger to Bank One, Kentucky, NA (in its individual capacity, "BOK"), for itself as a Lender and as Agent for the Lenders ("Agent").

                                    RECITALS

A. AFI, various Subsidiaries of AFI, and BOK, for itself as the Lender and in its capacity as Agent for Lenders, are parties to a certain Loan and Security Agreement dated August 3, 1999, as modified by an Omnibus Amendment to Loan Documents dated as of May 30, 2001 ("2001 Amendment") and a Second Amendment to Loan and Security Agreement ("Second Amendment") effective as of November 5, 2002 (collectively, the "Loan Agreement"; certain capitalized terms used in this Amendment have the meanings set forth for them in the Loan Agreement unless expressly otherwise defined herein), pursuant to which Lenders agreed to make the Loans to, and issue Letters of Credit for the account of, Borrowers subject to and in accordance with the provisions of the Loan Agreement and the other Loan Documents.

B. Borrowers and Lenders have agreed, subject to and in accordance with the provisions of this Amendment and the Loan Documents as modified pursuant to this Amendment [i] to extend the expiration date of the Original Term to June 30, 2006, [ii] to modify the manner in which the Borrowing Base EBITDA Availability is calculated, [iii] to modify the manner in which the Interest Rate and Unused Line Fee are determined, [iv] to modify some and delete certain other of the financial covenants, and [iv] as more particularly hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, it is hereby agreed as follows:

                                   ARTICLE I.

                          Amendments to Loan Agreement

                  Borrowers, Agent, and Lenders agree that, effective as of March 22, 2002 in each case, the Loan Agreement shall be modified as follows:

1.1 The definition of Borrowing Base EBITDA Availability contained in Section 2.1A[4], as applied to the financial statements of Borrowers for periods ending on December 31, 2003 and thereafter, is amended as follows:

                  [4] "Borrowing Base EBITDA Availability" means, during the period from and including December 31, 2003, and at all times thereafter, the EBITDA Multiple times Borrowing Base EBITDA for the immediately preceding twelve
(12) consecutive calendar months for which the monthly financial statements required by the Reporting Rider have been delivered.

                  As used in this Agreement, the term "EBITDA Multiple" for purposes of determining Borrowing Base EBITDA Availability under this Section 2.1A[4] means 3.25.

1.2 The Borrowing Base Exhibit (ss.11.1) in the form attached to and made a part of this Amendment is substituted for the form thereof in effect immediately prior to the execution and delivery of this Amendment.

1.3 The Interest Rate Margin Schedule (ss.2.2) in the form attached to and made a part of this Agreement is substituted for the form thereof in effect immediately prior to the execution and delivery of this Amendment.

1.4 Section 2.3A, entitled Arrangement and Annual Administrative Agent's Fee, is deleted.

1.5 June 30, 2006 is agreed to be the expiration date of the Original Term referred to in Section 2.5 of the Loan Agreement.

1.6 The Financial Covenants Rider (Article 6) attached to and made a part of this Amendment is substituted for the form thereof in effect immediately prior to the execution and delivery of this Amendment.

1.7 The Compliance Certificate Schedule (ss.11.1) in the form attached to and made a part of this Amendment is substituted for the form thereof in effect immediately prior to the execution and delivery of this Amendment.

1.8 Anything to the contrary notwithstanding contained in any of the Loan Documents, Lenders hereby agree with Borrowers that, commencing March 31, 2004 and thereafter, Borrowers shall be entitled, for purposes of calculating the amount of EBITDA to be included in the determination of Borrowing Base EBITDA, Borrowing Base EBITDA Availability, compliance or noncompliance with the financial covenants contained in the Financial Covenants Rider, and determining the Base Rate Margin, LIBOR Margin and Unused Line Fee, to add to net income of Borrowers the amount of all charges to income of Borrowers related to the Kentucky Transportation Program and the Franklin Litigation, each as described in the EBITDA Calculation Exception Schedule attached to and made a part of this Amendment, up to a cumulative amount not exceeding $534,000 applicable to the Kentucky Transportation Program and $1,154,000 applicable to the Franklin Litigation.

1.9 The amount of "$500,000" is substituted for both the amount of "$100,000" in the first line, and the amount of "$200,000" in the second line, of the definition of "Acquisition Threshold" contained in Section 11.1 of the Loan Agreement.

                                  ARTICLE II.

                                Other Provisions

2.1 Borrowers agree to pay, at the time of execution and delivery of this Amendment, a fee in the amount of $25,000.00 to BOK as consideration for its entering into this Amendment.

2.2 Borrowers hereby restate and confirm each of the representations, warranties and covenants contained in the Loan Agreement and the other Loan Documents, as modified by this Amendment. Without limitation of the preceding sentence, Borrowers represent and warrant that this Amendment has been executed and delivered by a representative of AFI for itself and on behalf of each of the Borrowers duly authorized to do so and is valid and binding on Borrowers.

2.3 Borrowers agree to reimburse Agent for all expenses incurred by Agent and Lenders in connection with the preparation, execution, delivery and performance of this Amendment, including, without limitation, for reasonable fees of legal counsel to Agent.

2.4 Except as expressly modified by this Amendment, all terms and conditions of the Note(s), the Loan Agreement, the Mortgages and the other Loan Documents shall remain in full force and effect as they were immediately prior to the execution and delivery of this Amendment, and those terms and conditions as modified are incorporated herein by this reference and shall govern this Amendment in all respects. Upon the effectiveness of this Amendment, each reference in the Note(s), the Loan Agreement and the other Loan Documents to the terms "Loan Agreement," "hereunder," "hereof, "herein" or words of like import shall mean and be deemed a reference to the Loan Agreement as modified by this Amendment.

2.5 This Amendment may not be modified in any respect except in writing signed by the party charged with such modification. This Amendment constitutes the final, complete and exclusive agreement among Agent, Lenders and Borrowers concerning its subject matter and neither the Agent, Lenders nor the Borrowers are relying on any oral agreements or understandings of any nature whatsoever with respect thereto.

2.6 This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

              < the balance of this page intentionally left blank >

       IN TESTIMONY WHEREOF, witness the signatures on behalf of Borrowers, Agent and Lenders effective as of the date first above written.

                    "Borrowers"

                    ALMOST FAMILY, INC., a Delaware corporation, for itself as a Borrower and as agent for each of the other Borrowers under the Loan Agreement


                    By:_________________________________
                       C. Steven Guenthner, Senior Vice
                       President and CFO




                   "Agent" and "Lenders"



                    BANK ONE, NA, as Agent and for itself as a Lender




                    By:_____________________________________
                       Robert E. Miles, First Vice President

Attachments

--  Borrowing Base Certificate Exhibit (ss.11.1)

--  Interest Rate Margin Schedule (ss.2.2)

--  Financial Covenants Rider (Article 6)

--  Compliance Certificate Schedule (ss.11.1)

--  EBITDA Calculation Exception Schedule

                                  Attachment to
                        Third Amendment to Loan Documents

                  Borrowing Base Certificate Exhibit (ss.11.1)

                           BORROWING BASE CERTIFICATE
                  (Almost Family, Inc. and the other Borrowers)

                (All amounts and calculations are determined on a
                 consolidated basis for all Borrowers as of the
                    Certificate Effective Date in each case)
                            (000s omitted throughout)

1.       Revolving Loan Commitment(s) Availability

         A. Revolving Loan Commitment(s)                              $22,500

Less

         B. The sum of the following Mandatory Prepayments, if the effect of same is to reduce the Revolving Credit Commitment

                  [1]      Proceeds of Asset Dispositions (as described in
                           Section 2.4B[2] of the
                           Loan Agreement)                     $_______________

Less

         C. The Letter of Credit Reserve calculated, without duplication, as follows:

                  [1] All reimbursement and other liabilities of Borrowers or any of their Subsidiaries with respect to each Lender Letter of Credit, whether contingent or otherwise including:

                           [a] Amount available to be drawn or which may become available
                                    to be drawn                $_______________

                           [b] All amounts which have been paid or made available by any Lender issuing a Lender Letter of
                                    Credit to the extent not reimbursed
                                                               $_______________

                           [c] All unpaid interest, fees and
                                    expenses related thereto   $_______________

                  [2]      Letter of Credit Liability for Lender
                           Letters of Credit
                           (sum of C[1][a] through C[1][c])    $_______________

         D.       Revolving Loan Commitment Availability
                  (1A minus 1B minus 1C[2])                    $_______________

2.       Asset Availability

         A. 85% of Eligible Accounts unpaid not more than
                  90/120 days (see attached Schedule)         $ _______________

Plus

         B. 60% of Eligible Accounts unpaid not more than
                  180/210 days                                 $_______________

Plus

         C.       50% of Eligible Inventory (not to exceed
                        $750)                                  $_______________

         D.       Asset Availability (2A plus 2B plus 2C)      $_______________

3.       Borrowing Base EBITDA Availability

         A.       3.25 times EBITDA for preceding 12 months    $_______________

4.       Borrowing Base Availability

         A.       Borrowing Base (greater of 2D or 3A)         $_______________
                                  -------

Less

         B.       Letter of Credit Liability for Lender
                  Letters of Credit (1C[2])                     _______________

         C.       Borrowing Base Availability
                  (2A minus 2B)                                  ______________

5.       Maximum Revolving Loan Amount

         A.       Lesser of line 1D and line 4C               $ _______________

         B. Revolving Loans outstanding as of
                  Certificate Effective Date                  $ _______________

C.       Availability as of Certificate Effective Date
         (5A minus 5B)                                        $ _______________

                    SCHEDULE OF ELIGIBLE ACCOUNTS RECEIVABLE
                    ----------------------------------------
      (All amounts and calculations are determined on a consolidated basis for all Borrowers as of Calculation Effective Date in each case)

         A.       Gross Accounts Receivable                   $ _______________
Minus
         B. Accounts that are not Eligible Accounts (See Section 2.1B for complete criteria)

                  [1] Payable more than 180 days after date of
                           invoice issuance                   $ _______________

                  [2] Unpaid more than 180 days after due date specified in invoice, or 210 days if no due
                           date was specified                   _______________

                  [3]      Credits due from Borrowers to account
                           debtors of Borrowers                 _______________

                  [4]      Account debtor located outside U.S.  _______________

                  [5]      Account debtor that an Agent has identified as having
                           unsatisfactory credit standing       _______________

                  [6] Account (other than Medicare and Medicaid) for which debtor is U.S. Government or instrumentality, and no Assignment of Claims compliance _______________

                  [7] Account debtor is Affiliate of Borrowers or a director, officer, agent, stockholder or employee of any Borrower or any of their
                           Affiliates                           _______________

                  [8]      Accounts as to which more than 25%
                           of aggregate accounts are unpaid more
                           than 180 days after due date
                           (210 if no due date specified)       _______________

                  [9]      Accounts subject to unresolved
                           dispute to extent of the dispute     _______________

                 [10]      Evidenced by instrument not in
                           possession of Agent, on behalf of
                           Lenders                              _______________

                 [11]      Accounts not subject to first priority Lien of
                           Agent, on behalf of Lenders          _______________

                 [12]      Accounts subject to Lien of a Person other
                           than Agent not a Permitted
                           Encumbrance                         ________________

                 [13]      Accounts from account debtors subject to
                           bankruptcy or insolvency            ________________

                 [14] Accounts from an account debtor in excess of 20% of all Accounts due from that same account debtor at the Certificate
                           Date                                ________________

                 [15]      Accounts for which account debtor's obligation
                           to pay is conditional (e.g., bill and hold;
                           consignment)                         _______________

                 [16]      Account for which account debtor is located in
                           New Jersey or other applicable state and Borrower hasn't either qualified there or filed Notice of Business Activities Report or similar
                           filing                               _______________

                 [17] Accounts for which account debtor is creditor of Borrower, to extent of credits owed by Borrower
                                                                _______________

                 [18]      Subtotal [1 through 17]            $ _______________

         C.       Eligible Accounts [A minus B18]             $ _______________

                      AGING SUMMARY OF ACCOUNTS RECEIVABLE
                      ------------------------------------
      (All amounts and calculations are determined on a consolidated basis for all Borrowers as of Certificate Effective Date in each case)

Current                                           $___________________

1 to 30 days past due                             $___________________

31 to 60 days past due                            $___________________

61 to 90 days past due                            $___________________

91 to 120 days past due                           $___________________

121 to 150 days past due                          $___________________

151 to 180 days past due                          $___________________

Over 180 days past due                            $___________________

Total Accounts Receivable                         $___________________

(Reconcile to line 1 of calculation of
Eligible Accounts Receivable)


                        AGING SUMMARY OF ACCOUNTS PAYABLE
                        ---------------------------------
      (All amounts and calculations are determined on a consolidated basis for all Borrowers as of Certificate Effective Date in each case)

Current                                           $___________________

1 to 30 days past due                             $___________________

31 to 60 days past due                            $___________________

61 to 90 days past due                            $___________________

91 to 120 days past due                           $___________________

Over 120 days past due                            $___________________

Total Accounts Payable                            $___________________

                                  Attachment to
                        Third Amendment to Loan Documents
                     Interest Rate Margin Schedule (ss.2.2)
                                       to
                           Loan and Security Agreement

As of each Interest Calculation Date commencing March 31, 2004, the Base Rate Margin and the LIBOR Margin and the Unused Line Fee, respectively, shall be that percentage increment as set forth below according to the ratio (being the Leverage Ratio as defined in the Financial Covenants Rider) of Total Funded Debt of Borrowers as of such Interest Calculation Date divided by EBITDA of Borrowers during the Applicable Calculation Period ending on such Interest Calculation Date:


                          RATIO              BASE RATE      LIBOR       UNUSED
                          -----               MARGIN       MARGIN      LINE FEE
                                              ------       ------      -------
1. Less than or equal to 2.50 to 1.00           -0.75        2.00       0.250
2. Greater  than 2.50 to 1.00 and less than
     or equal to 3,25 to 1.00                   -0.50        2.25       0.250
3. Greater than 3.25 to 1.00                    -0.25        2.50       0.350

                                  Attachment to
                        Third Amendment to Loan Documents

                      Financial Covenants Rider (Article 6)
                                       to
                           Loan and Security Agreement

         The consolidated financial statements of Borrowers shall, as of the end of each fiscal quarter of Borrowers after December 31, 2003, reflect compliance with the following financial covenants, determined in accordance with GAAP:

A. The Adjusted Fixed Charge Coverage Ratio for each Applicable Calculation Period shall not be less than 1.75 to 1.00.

B. The ratio ("Leverage Ratio") of Total Funded Debt as of the date of calculation divided by EBITDA during the Applicable Calculation Period ending on such date of calculation shall not be greater than 4.00 to 1.00.

C. Net Worth shall never be less than the sum of [i] $10,500,000, plus [ii] 80% of net income, without giving effect to any losses, during each fiscal quarter of Borrowers beginning with the quarter ending March 31, 2004.

D. Capital Expenditure Limits. The aggregate amount of all Capital Expenditures, Capital Leases with respect to fixed assets of Borrowers and their Subsidiaries (which shall be considered to be expended in full on the date such Capital Lease is entered into) and other contracts with respect to fixed assets initially capitalized on Borrowers' or any Subsidiary's balance sheet prepared in accordance with GAAP (which shall be considered to be expended in full on the date such contract is entered into) (excluding, in each case, expenditures for trade-ins and replacement of assets to the extent funded with casualty insurance proceeds) will not exceed the amount of $5,000,000.00 during each Applicable Calculation Period.

                                  Attachment to
                        Third Amendment to Loan Documents

                    Compliance Certificate Schedule (ss.11.1)
                                       to
                           Loan and Security Agreement

                             COMPLIANCE CERTIFICATE

     This Compliance Certificate is being delivered to Bank One, NA, a national banking association having its main office in Chicago, Illinois that is successor by merger to Bank One, Kentucky, NA (in its individual capacity "BOK"), for itself as a Lender and as Agent for the Lenders, as that term is defined herein, pursuant to Section 5.6 of that certain Loan and Security Agreement dated as of August 3, 1999, as amended, among [i] Almost Family, Inc., a Delaware corporation (f/k/a Caretenders Health Corp.) and each of the other Borrowers that are parties thereto (referred to hereinafter each individually as a "Borrower" and collectively as the "Borrowers"), [ii] the financial institution(s) that are parties thereto and their respective successors and Eligible Assignees (each individually a "Lender" and collectively "Lenders") and [iii] BOK, for itself as a Lender and as agent ("Agent") for the Lenders (together with all amendments, modifications and supplements thereto and all restatements thereof, the "Loan Agreement"). All capitalized terms used herein without definition shall have the meanings assigned to those terms in the Loan Agreement. The undersigned Chief Financial Officer of Almost Family, Inc., for itself as a Borrower and as agent for the other Borrowers, hereby certifies on behalf of each of the Borrowers that, as of the last day of the most recently ended fiscal quarter, ____________________ _____, 200__ (the "Compliance Date"):

1.       Ratio Requirements.

         A. The Adjusted Fixed Charge Coverage Ratio for the Applicable Calculation Period in effect as of the Compliance Date (being the four consecutive complete fiscal quarters of Borrowers ending ____________ 200_), was _____ to 1.00 calculated as follows (all amounts in the following calculations are determined for Borrowers and their Subsidiaries on a consolidated basis) [Reference Financial Covenants Rider to the Loan Agreement and Section 11.1 of the Loan Agreement]:

         [1] Net income determined in accordance with GAAP __________ plus, to the extent included in the calculation of net income the sum of

         [2]      Income and franchise taxes paid or accrued          __________

         [3]      Interest expense, net of interest income, paid or
                  accrued                                             __________

         [4]      Amortization and depreciation expense               __________

         [5]      Extraordinary or non-recurring "cash" losses
                  acceptable to Agent                                 __________

         [6]      Extraordinary or non-recurring non-cash charges
                  acceptable to Agent                                 __________

         [7]      Charges related to Franklin Litigation
                  (may not exceed $1,154,000 cumulatively)            __________

         [8] Charges related to Kentucky Transportation Program account receivable (may not exceed
                  $534,000 cumulatively)                              __________

        less, to the extent included in the calculation of net income the sum of

         [9] The income of any Person (other than wholly-owned Subsidiaries of Borrowers) in which any Borrower or a wholly owned Subsidiary of a Borrower has an ownership interest except to the extent such income is received by Borrowers or such wholly-owned Subsidiary in a cash distribution during such
                  period                                              __________

         [10] Gains from sales or other dispositions of assets (other than Inventory in the normal
                  course of business)                                 __________

         [11]     Extraordinary or non-recurring gains                __________

         [12]     EBITDA: ([1]+([2]+[3] +[4]+[5]+[6])+[7]+[8]
                  -([9]+[10]+[11])                                    __________

         [13]     Interest expense                                    __________

         [14]     Income tax expense                                  __________

         [15]     Current maturities of long term debt                __________

         [16]     Current maturities of payments due under
                  Capital Leases                                      __________

         [17]     Dividends and distributions                         __________

         [18]     Adjusted Fixed Charges: (Total of [13]
                  through [17])                                       $_________

         Calculation: [12] divided by [18]                            __________

         Required:  not less than 1.75 to 1.00

B. The ratio (the "Leverage Ratio") of Total Funded Debt divided by EBITDA, for the Applicable Calculation Period in effect as of the Compliance Date, was _____ to _____ calculated as follows (all amounts in the following calculation are determined for Borrowers and their Subsidiaries on a consolidated basis) [Reference Financial Covenants Rider to the Loan Agreement and Section 11.1 of the Loan Agreement]:

                  [1]      Indebtedness for borrowed money            __________

                  [2]      Indebtedness under Capital Leases          __________

                  [3]      Subordinated Debt                          __________

                  [4]      Mandatorily redeemable preferred stock     __________

                  [5]      Contingent debt obligations including under
                           letters of credit                          __________

                  [6]      Total Funded Debt:  [1]+[2]+[3]+[4]+[5]    __________

                  [7]      EBITDA: Section 1A [12] above              __________

                  Calculation:  [6] divided by [7]                    __________

                  Required:          Not greater than 4.00 to 1.00.

C. The Net Worth of the Borrowers as of the Compliance Date was _____________ ([3] below) [Reference Financial Covenants Rider to Loan Agreement and Section 11.1 of the Loan Agreement]:

                  [1]      Capital stock and additional paid-in
                           capital                                    __________

                  [2]      Retained earnings (or less accumulated deficit)
                           calculated in conformity with GAAP         __________

                  [3]      Net Worth [1]+[2]                          __________

                Required: Not less than the sum of [i] $10,500,000, plus [ii] 80% of net income, without giving effect to any losses, during each fiscal quarter of Borrowers, commencing with the fiscal quarter of Borrowers that ends on March 31, 2004

                           [i]      $10,500,000

                  +        [ii]     ___________

                           Total:   ___________

D. The aggregate amount of all Capital Expenditures, Capital Leases with respect to fixed assets of Borrowers and their Subsidiaries (which shall be considered to be expended in full on the date such Capital Lease is entered into) and other
                contracts  with  respect  to  fixed  assets   initially
                capitalized on Borrowers' or any Subsidiary's balance sheet prepared in accordance with GAAP (which shall be considered to be expended in full on the date such contract is entered into) (excluding, in each case, expenditures for trade-ins and replacement of assets to the extent funded with casualty insurance proceeds) during the Applicable Calculation Period ending as of the Compliance Date was _____________ calculated as follows [Reference Financial Covenants Rider to Loan Agreement and Section 11.1 of the Loan Agreement]:

                  [1]      Capital Expenditures                       __________

                  [2] Capital Leases with respect to fixed assets of| Borrowers and their Subsidiaries (which shall be considered to be expended in full on the date such
                           Capital Lease is entered into)             __________

                  [3] Other contracts with respect to fixed assets initially capitalized on Borrowers' or any Subsidiary's balance sheet prepared in accordance with GAAP (which shall be considered to be expended in full on the date such contract is
                           entered into) (excluding, in each case, expenditures for trade-ins and replacement of assets to the extent funded with casualty
                           insurance proceeds)                        __________

                  Calculation:  [1]+[2]+[3]                           __________

                  Required:

                  not greater than $5,000,000 during each Applicable Calculation Period

2. Covenants.

      Indebtedness and Liabilities. Since the immediately preceding Compliance Date, no Borrower nor any Subsidiary of any Borrower has incurred or assumed any new or additional Indebtedness in excess of the limits proscribed by
Section 7.1 of the Loan Agreement, other than [if any such new or additional prohibited Indebtedness has been incurred or assumed by any Borrower or any Subsidiary of any Borrower, described the amount and nature of the prohibited Indebtedness, the assets securing the same, if any, and the holder thereof] [Reference Section 7.1 of the Loan Agreement].

A. Guaranties. Since the immediately preceding Compliance Date, no Borrower has consummated any of the transactions prohibited by Section 7.2 of the Loan Agreement, other than [if any Borrower consummated any of the transactions prohibited by
                  Section 7.2 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.2 of the Loan Agreement].

B. Transfers, Liens and Related Matters. Since the immediately preceding Compliance Date, no Borrower has consummated any of the transactions prohibited by Section 7.3 of the Loan Agreement, other than [if any Borrower consummated any of the transactions prohibited by Section 7.3 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.3 of the Loan Agreement].

C. Investments and Loans. Since the immediately preceding Compliance Date, no Borrower has made or permitted to exist any investments in or any loans to any other Person prohibited by Section 7.4 of the Loan Agreement, other than [if any Borrower made or permitted to exist any investments in or any loans to any Person prohibited by Section 7.4 of the Loan Agreement, describe such investments and/or loans in detail] [Reference Section 7.4 of the Loan Agreement].

D. Restricted Junior Payments. Since the immediately preceding Compliance Date, no Borrower has directly or indirectly declared, ordered, paid, made or set apart any sum for any Restricted Junior Payment prohibited by Section 7.5 of the Loan Agreement, other than [if any Borrower declared, ordered, paid, made or set apart any sum for any Restricted Junior Payment prohibited by Section 7.5 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.5 of the Loan Agreement].

E. Restriction on Fundamental Changes. Since the immediately preceding Compliance Date, no Borrower has consummated any of the transactions prohibited by Section 7.6 of the Loan Agreement, other than [if any Borrower consummated any of the transactions prohibited by Section 7.6 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.6 of the Loan Agreement].

F. Changes Relating to Subordinated Debt. Since the immediately preceding Compliance Date, no Borrower has changed or amended the terms of the Subordinated Debt as prohibited by Section
                  7.7 of the Loan Agreement, other than [if any Borrower has changed or amended the terms of the Subordinated Debt as prohibited by Section 7.7 of the Loan Agreement, describe such changes or amendments in detail] [Reference Section 7.7 of the Loan Agreement].

G. Transactions with Affiliates. Since the immediately preceding Compliance Date, no Borrower has consummated any of the transactions prohibited by Section 7.8 of the Loan Agreement, other than [if any Borrower consummated any of the transactions prohibited by Section 7.8 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.8 of the Loan Agreement].

H. Conduct of Business. Since the immediately preceding Compliance Date, no Borrower has engaged in any business other than businesses of the type engaged in by any such Borrower on the Closing Date, other than [if any Borrower has engaged in any business other than businesses of the type engaged in by any such Borrower on the Closing Date describe any such business(es) in detail] [Reference Section 7.9 of the Loan Agreement].

I. Tax Consolidations. Since the immediately preceding Compliance Date, no Borrower has filed or consented to the filing of any consolidated income tax return with any Person other than [if any Borrower has filed or consented to the filing of any consolidated income tax return with any Person describe such filing in detail] [Reference Section 7.10 of the Loan Agreement].

J. Subsidiaries. Since the immediately preceding Compliance Date, no Borrower has established, created or acquired any Subsidiaries other than [if any Borrower has established, created or acquired any Subsidiaries describe such Subsidiaries in detail] [Reference Section 7.11 of the Loan Agreement].

K. Fiscal Year; Tax Designation. Since the immediately preceding Compliance Date, no Borrower has changed its Fiscal Year or elected to be designated as an entity other than a C Corporation as defined in IRC other than [if any Borrower has changed its Fiscal Year or elected to be designated as an entity other than a C Corporation as defined in IRC describe any such change(s) in detail] [Reference Section 7.12 of the Loan Agreement].

L. Press Release; Public Offering Materials. Since the immediately preceding Compliance Date, no Borrower has disclosed the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law other than [if any Borrower has disclosed the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law describe any such disclosure(s) in detail] [Reference Section 7.13 of the Loan Agreement].

M. Bank Accounts. Since the immediately preceding Compliance Date, no Borrower has established any new bank accounts, or attempted to amend or terminate any Blocked Account or lockbox agreement without Agents' prior written consent other than [if any Borrower has established any new bank accounts, or attempted to amend or terminate any Blocked Account or lockbox agreement without Agent's prior written consent describe any such new bank accounts or amendments or terminations to any Blocked Account or lockbox agreement in detail] [Reference
                  Section 7.14 of the Loan Agreement]

N. Operating Leases. Since the immediately preceding Compliance Date, no Borrower has entered into any lease or rental agreement that is not a Capital Lease except [if Borrower has entered into such an agreement, describe in reasonable detail] [Reference Section 7.15 of the Loan Agreement].

O. Environmental Compliance. No Borrower has, since the immediately preceding Compliance Date, [i] failed to comply with all Environmental Laws or [ii] as applicable, created, permitted to exist, or obtained knowledge of any claims, liabilities, Liens, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party other than [if any Borrower has created, permitted to exist or obtained knowledge of any such matters describe any such matters in detail][Reference
                  Section 5.15 of the Loan Agreement].

                  The undersigned Chief Financial Officer of Almost Family, Inc. executing and delivering this Compliance Certificate on behalf of Almost Family, Inc., for itself as a Borrower and for the other Borrowers, further certifies that ____________ has reviewed the Loan Agreement and has no knowledge of any event or condition which constitutes an Event of Default under the Loan Agreement or the other Loan Documents other than [if any Event of Default has occurred, describe the same, the period of existence thereof and what action the any Borrower has taken or proposes to take with respect thereto].

                  IN WITNESS WHEREOF, Almost Family, Inc., for itself as a Borrower and as agent for the other Borrowers, through its duly authorized Chief Financial Officer, has executed this Compliance Certificate this _____ day of _______________, 200__.

                               ALMOST FAMILY, INC., a Delaware corporation, for itself as a
                               Borrower and as agent for the other Borrowers


                                By:      ______________________________



                                Name:    ______________________________



                                Title:   ______________________________

                                  Attachment to
                        Third Amendment to Loan Documents

                      EBITDA Calculation Exception Schedule



Kentucky Transportation Program

Prior to July 1, 2002, the Medicaid program of the Commonwealth of Kentucky (the Commonwealth) managed its transportation program internally. Effective July 1, 2002 the Medicaid program contracted with an independent broker (the Broker) for the management of its transportation reimbursement program in the Louisville KY area. The Broker then contracted with the Company, among others, for the provision of transportation services to Medicaid beneficiaries. Company services pursuant to the contract were limited to transportation of Medicaid beneficiaries who also attend the Company's in-center adult day care programs. The Broker almost immediately began to encounter significant financial difficulties and has paid the Company for only a small portion of the amounts due for services rendered. On October 22, 2002, three of the Broker's other contracted providers filed a motion with the U.S. Bankruptcy Court to liquidate the Broker under Chapter 7 of the Federal Bankruptcy Code. On November 25, 2002 the Broker voluntarily chose to convert their bankruptcy status to a Chapter 11 voluntary reorganization.

In May 2003, the Company, along with a group of other effected providers, filed suit against the Commonwealth in Franklin Circuit Court seeking payment directly from the Commonwealth. The Commonwealth objected to the lawsuit on the basis of sovereign immunity and filed a motion to dismiss the lawsuit. In July 2003, a hearing on the motion to dismiss was held and at the judge's request written briefs were filed before the judge would make a decision. In August 2003, the motion to dismiss was granted and after discussion with legal counsel, an appeal of this decision was made to the Kentucky Court of Appeals. As of September 30, 2003 and December 31, 2002, the Broker owed the Company approximately $535,000, which amount is included in "Accounts receivable - net" on the accompanying balance sheets. Although the Company currently believes it will be successful in ultimately collecting the amounts due under this arrangement, there can be no assurance that such amounts will in fact be collected. Should it become evident in the future that a material amount will not be collectible, the Company would, at that time, record an additional provision for uncollectible accounts.

Franklin Litigation

In April 2000, Franklin Capital Associates L.P. (Franklin) filed suit in Chancery Court of Williamson County, Tennessee, seeking damages in connection with registration rights they received in the Company's acquisition of certain home health operations in February 1991. Following a bench trial, in April 2003 the court issued a ruling in favor of the plaintiffs awarding damages of

$984,970. The Company believes the Court erred both in its finding of liability and in its determination of the amount of damages. The Company is seeking appellate review of the lower court decision. As a part of the appeal, the Company was required to post cash of $1,154,241 in an escrow account with the Tennessee Courts in lieu of a supersedeas appeal bond until the appeal court issues a review order. This cash is reflected as "Cash held in escrow" in the accompanying balance sheet and will remain in escrow until the matter reaches its ultimate resolution.

Based on the advice of legal counsel, the Company's management believes that the damage award by the lower court does not create a "probable" loss as set forth in Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies." Accordingly, no provision for the damages award has been recorded in the accompanying financial statements. Should the facts and circumstances change in the future to the extent that such a loss appears probable, the Company would record a provision at that time.

Based on the advice of legal counsel, the Company's management believes it has strong grounds for appealing the trial court's decision and intends to vigorously pursue its appeal. The Company can give no assurance that it will be successful in its appeal.